Exhibit 24.2

SYNCHRONY CARD FUNDING, LLC

SECRETARY’S CERTIFICATE

July 17, 2024

The undersigned hereby certifies that he is a duly elected, qualified and acting Secretary of Synchrony Card Funding, LLC, a Delaware limited liability company (the “Company”), and that the attached resolutions are a true and correct copy of the resolutions duly adopted by unanimous written consent of the Board of Managers of the Company on July 17, 2024, which resolutions have not been amended, modified or superseded and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

By:	/s/ Paul Werner
Name: Paul Werner
Title: Secretary

Synchrony Card Funding, LLC Secretary’s Certificate (Resolutions)

The undersigned hereby certifies that Paul Werner is a duly elected, qualified and acting Secretary of the Company, and that the signature above is such person’s authentic signature.

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

By:	/s/ Christopher Coffey
Name: Christopher Coffey
Title: Vice President

Synchrony Card Funding, LLC Secretary’s Certificate (Resolutions)

SYNCHRONY CARD FUNDING, LLC

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

July 17, 2024

We, the undersigned, being all of the members of the Board of Managers (the “Board”) of SYNCHRONY CARD FUNDING, LLC, a Delaware limited liability company (the “Company”), hereby consent and agree to the adoption of the following resolutions through this Unanimous Written Consent of Managers (this “Consent”):

WHEREAS, the Company has in the past and may in the future desire to enter into one or more transactions for the financing of pools of credit card receivables acquired or originated by Synchrony Bank, a Federal savings bank (the “Bank”), its affiliates and any other originator of credit card receivables and any rights of the Bank (which transactions may be in the form of (i) a public or private offering of securities or (ii) any other form of structured asset-backed financing) (the “Financing Program”) and to perform related activities in connection with the Financing Program, including without limitation, acting as registrant with respect to the Registration Statement (as defined below) and other registration statements filed with the Securities and Exchange Commission (the “SEC”) on Form SF-3;

WHEREAS, the Board has determined that it is in the Company’s best interest to file a registration statement using Form SF-3 with the SEC;

NOW, THEREFORE, it is hereby:

RESOLVED, that each of the President and Chief Executive Officer, the Principal Executive Officer, the Principal Financial Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Secretary, the Treasurer, or any Assistant Secretary of the Company (each, an “Authorized Officer”, and collectively, the “Authorized Officers”) is hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Authorized Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by credit card receivables and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the Board and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.

RESOLVED FURTHER, that the Registration Statement or any amendments thereto filed to effect the registration or qualification of part or all of the Securities for offer and sale or transfer under the federal securities laws or securities or Blue Sky laws of any state may be executed on behalf of any member of the Board of Managers of the Company or any Authorized Officer of the Company by Eric Duenwald, to the extent such member or Authorized Officer has authorized such person to do so in a written power of attorney signed by such member or Authorized Officer;

RESOLVED FURTHER, that any Authorized Officer of the Company is hereby authorized and empowered, for and on behalf of the Company, to execute and deliver, to file, and to perform under, all documents, instruments, agreements and certificates related to or contemplated by the Registration Statement, each such document, instrument, agreement and certificate being in a form acceptable to such Authorized Officer, and the approval thereof by the Board of Directors being conclusively evidenced by such Authorized Officer’s execution thereof;

RESOLVED FURTHER, that the Secretary or any other officer of the Company be and hereby is authorized to certify a copy of these resolutions and the names and signatures of some or all of the Company’s officers;

RESOLVED FURTHER, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the Authorized Officers are hereby authorized and empowered, for and on behalf of the Company, to do and perform such other acts and things and to make, deliver, file and record such other agreements, instruments, certificates and documents, including any related filings pursuant to securities laws, and to pay such fees, costs and expenses, as may in their judgment be necessary or appropriate to carry out and comply with, or evidence compliance with, the terms, conditions and provisions of these resolutions, the documents referenced herein, and such other agreements, documents and instruments as may be delivered by the Company in connection therewith; and

RESOLVED FURTHER, that all of the acts performed or to be performed, and the agreements, facilities, instruments, documents, schedules and certificates negotiated, executed, delivered or performed or to be negotiated, executed, delivered or performed, by any of the above-referenced officers of the Company, and their agents and representatives, for and on behalf of the Company, in connection with the Registration Statement, or the actions described or referred to in these resolutions, whether heretofore or hereafter done or performed, which are in conformity with the intent and purposes of these resolutions, shall be, and the same hereby are, ratified, confirmed and approved in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first above written. This Consent may be executed by the undersigned in one or more counterparts, all of which together shall constitute one and the same instrument.

/s/ Eric Duenwald
Eric Duenwald

/s/ Paritosh Merchant
Paritosh Merchant

/s/ Christopher Coffey
Christopher Coffey

/s/ Kevin Burns
Kevin Burns

Being all of the Managers of

SYNCHRONY CARD FUNDING, LLC,

a Delaware limited liability company

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